EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-110942 and 333-167112) and Form S-8 (Nos. 333-126685, 333-126290, 333-116675, 333-96771, 333-63604, 333-61497, 333-135268, 333-47586, 333-151658 and 333-160294) of Salix Pharmaceuticals, Ltd. of our report dated March 1, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 1, 2011